Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Managers of ASGI Corbin
Multi-Strategy Fund, LLC:
In planning and performing our audits of the consolidated
financial statements of ASGI Corbin Multi-Strategy Fund,
LLC (the Fund) as of and for the year ended March 31, 2014,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Fund's internal control over financial reporting,
including control activities over safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on
the effectiveness of the Fund's internal control over
financial reporting. Accordingly, we express no such
opinion.
Management of the Fund is responsible for establishing and
maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls. A company's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation of
financial statements for external purposes in accordance
with generally accepted accounting principles (GAAP). A
company's internal control over financial reporting
includes those policies and procedures that (1) pertain to
the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the company; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted accounting principles,
and that receipts and expenditures of the company are being
made only in accordance with authorizations of management
and directors of the company; and (3) provide reasonable
assurance regarding prevention or timely detection of
unauthorized acquisition, use or disposition of the
company's assets that could have a material effect on the
financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
Fund's annual or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Fund's internal
control over financial reporting and its operation,
including controls over safeguarding securities that we
consider to be a material weakness as defined above as of
March 31, 2014.
This report is intended solely for the information and use
of management and the Board of Managers of the Fund and the
Securities and Exchange Commission and is not intended to
be and should not be used by anyone other than these
specified parties.
/s/ KPMG LLP
Boston, Massachusetts
May 30, 2014